Exhibit 99.1

OZ MANAGEMENT ANNOUNCES DETERMINATION TO CHANGE ITS TAX CLASSIFICATION

FROM A PARTNERSHIP TO A CORPORATION EFFECTIVE APRIL 1, 2019

NEW YORK, December 27, 2018—As previously disclosed by Och-Ziff Capital Management Group LLC (NYSE: OZM) (the “Company,” or “Oz Management” or “Oz”), in connection with the Company’s previously announced recapitalization and other transactions, the Company announced that it intended to change its tax classification from a partnership to a corporation effective on December 31, 2018 and also noted at such time there could be no assurances that such date could be achieved.

The Company has subsequently determined to change its tax classification from a partnership to a corporation effective April 1, 2019 (the “Corporate Classification Date”).

The Company expects to make a final partnership distribution for the fourth quarter of 2018 on March 29, 2019 to shareholders of record at the close of business on March 22, 2019. Shareholders will receive a final Form K-1 for the period from January 1, 2019, through the date immediately preceding the Corporate Classification Date. There can be no assurance that shareholders will receive sufficient distributions to satisfy payment of tax liabilities in respect of their membership interests in the Company. Distributions received after the Company’s change in tax classification will be treated as dividends and reported on Form 1099-DIV.

Forward-Looking Statements

The information contained in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that reflect the Company’s current views with respect to, among other things, the recapitalization and the transactions described herein, including the timing for completing the change to the Company’s tax classification from a partnership to a corporation; the recapitalization’s effect on the Company, including on the Company’s cash flows, balance sheet and earnings; the Company’s ability to create value; the Company’s growth prospects; the anticipated benefits of changing the Company’s tax classification from a partnership to a corporation; and future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.

Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved.

The Company cautions that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; the outcome of third-party litigation involving the Company; the consequences of the Foreign Corrupt Practices Act settlements with the SEC and the U.S. Department of Justice; the Company’s ability to implement the conversion and the recapitalization and the other transactions described in this press release, including obtaining all applicable consents and approvals, satisfying all conditions to effectiveness on a timely basis or at all and reaching agreement on the implementing agreements relating to all such transactions, and whether the Company realizes all or any of the anticipated benefits from the conversion and the recapitalization; whether the conversion and the recapitalization result in any increased or unforeseen costs or have an impact on the Company’s ability to retain or compete for professional talent or investor capital; conditions impacting the alternative asset management industry; the Company’s ability to retain existing investor capital; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its active executive managing directors, managing directors and other investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company’s business; and assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the SEC, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, dated February 23, 2018, as well as may be updated from time to time in the Company’s other SEC filings. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The Company does not undertake to update any forward-looking statement, because of new information, future developments or otherwise.

This press release does not constitute an offer of any Oz Management fund.

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About Oz Management

Oz Management is one of the largest institutional alternative asset managers in the world, with offices in New York, London, Hong Kong, Mumbai, Beijing, and Shanghai. Oz provides asset management services to investors globally through its multi-strategy funds, dedicated credit funds, including opportunistic credit funds and Institutional Credit Strategies products, real estate funds and other alternative investment vehicles. Oz seeks to generate consistent, positive, absolute returns across market cycles, with low volatility compared to the broader markets, and with an emphasis on preservation of capital. Oz’s funds invest across multiple strategies and geographies, consistent with the investment objectives for each fund. The global investment strategies Oz employs include convertible and derivative arbitrage, corporate credit, long/short equity special situations, merger arbitrage, private investments, real estate and structured credit. As of December 1, 2018, Oz had approximately $32.3 billion in assets under management. For more information, please visit Oz’s website (www.ozm.com).

Investor Relations Contact	Media Relations Contacts

Adam Willkomm	Jonathan Gasthalter
Head of Business Development and Shareholder Services	Gasthalter & Co. LP
+1-212-719-7381	+1-212-257-4170
investorrelations@ozm.com	jg@gasthalter.com

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